 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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Kona Grill, Inc.

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KONA GRILL, INC.

7150 East Camelback Road, Suite 333

Scottsdale, Arizona 85251

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 30, 2015

The Annual Meeting of Stockholders of Kona Grill, Inc., a Delaware corporation, will be held at 9:00 a.m., on Thursday, April 30, 2015, at the Kona Grill restaurant located at 7014 E. Camelback Road, Scottsdale, Arizona, 85251 for the following purposes:

1.	To elect two Class I directors nominated by the Board of Directors to serve for a three-year term expiring in 2018;

2.	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 30,000,000;

3.	To approve an amendment of our 2012 Stock Award Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,500,000 shares;

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 6, 2015 (“record date”) are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Our Annual Meeting materials, including our Proxy Statement and Annual Report, are available over the internet at www.proxyvote.com. We believe that this delivery process expedites stockholders’ receipt of proxy materials as well as lowers the costs and reduces the environmental impact of our Annual Meeting. All stockholders as of the record date were mailed a Notice of Internet Availability (the “Notice”) with instructions on how to access our Annual Meeting materials online and how to request a paper copy of the materials by mail. The Notice also includes instructions on how to vote online or by telephone. Internet voting must be completed before midnight, Eastern Time, prior to the meeting.

By order of the Board of Directors,

/s/ Berke Bakay
Berke Bakay
President and Chief Executive Officer

Scottsdale, Arizona

March 13, 2015

KONA GRILL, INC.

 PROXY STATEMENT

VOTING AND OTHER MATTERS

General

This proxy statement is being furnished to the stockholders of Kona Grill, Inc. in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held at the Kona Grill Scottsdale restaurant on Thursday, April 30, 2015, at 9:00 a.m., local time, and at any adjournment or postponement thereof. These proxy solicitation materials were first made available on or about March 13, 2015 to all stockholders entitled to vote at the meeting.

Who is Entitled to Vote at the Annual Meeting

Only holders of record of our common stock as of the close of business on March 6, 2015, are entitled to notice of, and to vote at, the meeting. On the record date, there were 11,231,138 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote upon all matters to be acted upon at the meeting.

Voting

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the votes to approve the matters coming before the meeting are as follows. For the election of directors, a plurality of the votes properly cast in person or by proxy will be required to elect the two director candidates. To take action on other matters, the bylaws generally require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. However, approval of the proposed amendment to our certificate of incorporation will require the affirmative vote of the holders of a majority of the total number of the issued and outstanding shares of our common stock. Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Under applicable New York Stock Exchange rules relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to certain matters, including the election of directors and executive compensation matters, without instructions from the beneficial owner.  However, brokers are permitted to vote shares held in brokerage accounts with respect to the approval of the independent registered public accounting firm, even if they do not receive instructions from the beneficial owner.  Therefore, street name holders of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals 1, 2 and 3.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of each of the nominees set forth in this proxy statement; (2) “for” the amendment of our certificate of incorporation to increase the number of authorized shares; (3) “for” the amendment of our 2012 Stock Award Plan to increase the number of common stock reserved for issuance under the plan and (4) “for” the ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2015.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation of Proxies

We will bear the cost of this solicitation. Proxies may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

ANNUAL REPORT

Our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, was made available to stockholders with or preceding this proxy statement. Such 2014 Annual Report to Stockholders contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report on Executive Compensation” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge to each person being solicited by this proxy statement, upon request, a printed copy of our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2014. All such requests should be directed to Kona Grill, Inc., 7150 East Camelback Road, Suite 333, Scottsdale, Arizona 85251.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation provides for three classes of directors, each of which serves for a term of three years. At the meeting, our Class I directors will be elected to hold office for a term of three years or until their respective successors are elected and qualified. Unless otherwise instructed, the shares represented by validly submitted proxy cards will be voted for the election of each of the nominees listed below to serve as Class I directors. The nominees were approved and recommended by the Board and have consented to be named in the proxy statement and to serve as directors, if elected. The Board has no reason to believe that the nominees will not be candidates or will be unable or will decline to serve as directors if they are elected at the meeting. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the form of proxy will be voted “for” the election of such substitute nominees as shall be designated by the remaining incumbent directors of our current Board of Directors to fill the vacancy.

Pursuant to its charter, the Nominating Committee of the Board of Directors has recommended the nominees for election to our Board based on the following: (a) the nominees possess the experience, qualifications, attributes, and skills necessary to serve as members of the Board, and (b) the nominees possess the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of our company, including the knowledge and experience of the nominees in serving on our Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Jundt and Schussler as Class I directors.

Class I: Term to Expire in 2018

Name	Age	Year First Became a Director
James R. Jundt	73	2010
Steven W. Schussler	59	2012

DIRECTORS WHO ARE CONTINUING IN OFFICE:

Class II: Term to Expire in 2016

Name	Age	Year First Became a Director
Marcus E. Jundt	49	2011
Leonard M. Newman	54	2012
Anthony L. Winczewski	59	2005

Class III: Term to Expire in 2017

Name	Age	Year First Became a Director
Berke Bakay	36	2009
Richard J. Hauser	53	2004

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current directors and executive officers.

Name	Age	Director or Executive Officer Since	Position
James R. Jundt	73	2010	Chairman of the Board
Berke Bakay	36	2009	President, Chief Executive Officer and Director
Richard J. Hauser	53	2004	Director
Marcus E. Jundt	49	2011	Director
Anthony L. Winczewski	59	2005	Director
Steven W. Schussler	59	2012	Director
Leonard M. Newman	54	2012	Director
Christi Hing	41	2012	Chief Financial Officer

Biographical Information Regarding Directors and Executive Officers

James R. Jundt was appointed as a director and Chairman of our company in November 2010. Mr. Jundt was a founding investor in the Kona Grill concept. Mr. Jundt’s career has primarily been managing portfolios of growth stocks. Mr. Jundt began his career in 1964 with Merrill Lynch where he served as a securities analyst with the restaurant and retail industries. Since 1969, Mr. Jundt has been active as portfolio manager with Investors Diversified Services (now Ameriprise Financial Services), St. Paul Advisers and Jundt Associates, an investment advisory firm that Mr. Jundt founded in 1982 which managed pension assets, mutual funds and hedge funds. Mr. Jundt resigned from Jundt Associates in October 2007 and founded JRJ Management, LLC, an investment advisory firm based in Scottsdale, Arizona. Jundt Associates was placed into receivership in December 2007 by Hennepin County District Court, State of Minnesota. Mr. Jundt has served on the boards of numerous private companies, including Caribou Coffee, universities such as Gonzaga University and Saint Thomas Law School and institutions such as the Minneapolis Institute of Arts. Mr. Jundt holds a Bachelor degree from Gonzaga University and is a Chartered Financial Analyst. Mr. Jundt is the father of Marcus E. Jundt.

Our Board believes that Mr. Jundt’s extensive experience in public company investment advisory management, coupled with his long and significant ownership position in our company, provides the Board with a strategic focus on maximizing stockholder value.

Berke Bakay has served as our Chief Executive Officer and President since January 2012 and as a director of our company since October 2009. Mr. Bakay is the founder and managing member of BBS Capital Management, LP, a Texas limited partnership that serves as the investment manager to the BBS Capital Fund, LP. BBS Capital Fund, LP is currently the largest stockholder of Kona Grill, Inc. Mr. Bakay also serves as a director of Arabella Exploration Inc. (NYSE: AXPLF).

Mr. Bakay has a strong background in business and finance with experience as a buy-side portfolio manager covering publicly traded restaurant companies. His position as Chief Executive Officer of our company and his status as our largest stockholder qualify him to represent the stockholders’ interest as well as the views of management on our Board.

Richard J. Hauser has served as a director of our company since December 2004. Mr. Hauser serves as the President and owner of Capital Real Estate, Inc., a commercial real estate services company based in Minneapolis, Minnesota, which he founded in 2001. In addition, Mr. Hauser is the Manager and owner of Net Lease Development LLC, which is a controlled operating company under Capital Real Estate, Inc. Mr. Hauser also controls and operates BTS Construction LLC, a build-to-suit construction management company. The operations of Capital Real Estate, Inc. and its related entities encompass a full range of real estate related services, including land acquisition, land development, retail development, net lease development, construction and general contracting, and both internal and external investment holdings and market disposition of commercial properties. Mr. Hauser also serves as a director of Arabella Exploration Inc. (NYSE: AXPLF).

The Board believes Mr. Hauser’s strong executive background in commercial real estate and finance provides important perspective to the Board, given the importance of real estate evaluation, development and finance to our company’s business. Mr. Hauser also has extensive experience in business operations and strategic planning, which also benefit our company’s business.

Marcus E. Jundt was appointed to serve as a director of our company in October 2011. Mr. Jundt was one of the founders of the Kona Grill concept. Mr. Jundt previously served as a member of our Board from 2000 to 2009, as the Board’s Chairman from March 2004 to May 2009, and as our chief executive officer from July 2006 to May 2009. Mr. Jundt has served as a member of the board of directors of several companies and been an investor in numerous ventures. In 2012, Mr. Jundt founded and serves as President and Chief Executive Officer of Williston Holding Company (WHC), which owns and operates 46 Mexican-themed restaurants in the greater Houston area and four separate restaurants in Williston, North Dakota. From June 2004 to April 2009, Mr. Jundt served as a General Partner in Vail Development, LLC, a private holding company for the Four Seasons Hotel in Vail, Colorado. From 1992 to 2006, Mr. Jundt also served as Vice Chairman and President of the investment advisory firm Jundt Associates, Inc. Jundt Associates was placed into receivership in December 2007 by Hennepin County District Court, State of Minnesota. In August of 2011, Mr. Jundt filed for personal bankruptcy in United States Bankruptcy Court for the District of South Dakota. Mr. Jundt holds a Bachelor of Science degree from Gonzaga University and an MBA from the J.L. Kellogg Graduate School at Northwestern University. Mr. Marcus E. Jundt is the son of Mr. James R. Jundt.

The Board believes Mr. Jundt’s current role as the chief executive officer of a growing restaurant company, his role as the former Chief Executive Officer of our company, as well as extensive investment advisory experience and his strong general background in the hospitality industry and other business areas make him uniquely qualified to serve on the Board.

Anthony L. Winczewski has served as a director of our company since April 2005. Mr. Winczewski has served as President and Chief Executive Officer of Commercial Partners Title, LLC, a title insurance agency engaged in providing commercial, residential, and tax deferred exchange solutions since January 1995. Prior to forming Commercial Partners in 1995, Mr. Winczewski held a variety of positions with title insurance companies for 20 years, including positions as a manager and sales officer for Chicago Title Insurance Company from May 1984 until January 1995 and as a Vice President and Principal of Winona County Abstract and Title, Inc. from July 1975 until May 1984.

The Board believes Mr. Winczewski’s strong executive background in real estate finance and over 35 years of experience in management and ownership positions makes him qualified to serve on the Board.

Steven W. Schussler was appointed to serve as a director of our company in March 2012. Mr. Schussler was the founder, Executive Vice-President and a director of Rainforest Café, Inc., a publicly traded restaurant company that was sold to Landry’s Restaurants, Inc. in 2000. Since that time, Mr. Schussler has been Chief Executive Officer of Schussler Creative, Inc., a restaurant development concept company that has created several restaurant concepts including T-Rex Café, a restaurant and retail store located in Downtown Disney Marketplace in Orlando, Florida and in Kansas City, as well as Yak & Yeti, an Asian restaurant located inside Disney’s Animal Kingdom in Orlando, Florida. Schussler Creative, Inc. sold a controlling interest in these restaurant concepts to Landry’s in 2006.

The Board believes that Mr. Schussler’s extensive business and restaurant industry experience of over 30 years makes him qualified to serve on the Board.

Leonard M. Newman was appointed to serve as a director of our company in March 2012. Mr. Newman began his career as an accountant with Arthur Andersen & Co. from 1982 through 1989. From 1989 through 1996, Mr. Newman served in several accounting and finance functions for PepsiCo, Inc., where he worked with the PepsiCo and Taco Bell divisions. From 1996 through 2003, Mr. Newman was Chief Financial Officer of Border Foods, Inc., which operated several Kentucky Fried Chicken, Pizza Hut and Taco Bell units. From 2004 through 2010, Mr. Newman served as Chief Executive Officer of Camillet Foods, a franchisee of three casual restaurants. From January 2010 through August 2012, Mr. Newman served as a financial consultant in various industries. Mr. Newman is currently the Chief Financial Officer of East View Information Services, a leading provider of native and translated foreign language information products and services.

The Board believes that Mr. Newman’s extensive finance and accounting experience combined with his restaurant industry experience makes him uniquely qualified to serve on the Board.

Christi Hing has served as our Chief Financial Officer since February 2012. Ms. Hing has over 19 years of finance and accounting experience and has been with the Company since January 2006. She had served as the Company’s Vice President and Controller and prior to that as the Company’s Director of Financial Reporting. Prior to joining the Company, from February 2004 to December 2005, she was a Manager of Financial Reporting at American Express Company. From September 1996 to October 2003, she held a variety of audit positions at PricewaterhouseCoopers LLP in the Audit and Business Advisory Services practice. Ms. Hing is a Certified Public Accountant in Arizona.

Classification of Our Board of Directors

Our certificate of incorporation provides for a Board of Directors consisting of three classes serving three-year staggered terms. James R. Jundt and Steven W. Schussler serve as our Class I directors, with the term of office of the Class I directors expiring at the annual meeting of stockholders in 2015. The Class II directors consist of Marcus E. Jundt, Leonard M. Newman, and Anthony L. Winczewski, with the term of office of the Class II directors expiring at the annual meeting of stockholders in 2016. Class III directors consist of Berke Bakay and Richard J. Hauser, with the term of office of Class III directors expiring at the annual meeting of stockholders in 2017. Officers serve at the pleasure of the Board of Directors.

Information Relating to Corporate Governance and the Board of Directors

The Board of Directors has determined that having a non-employee serve as Chairman of the Board is in the best interests of stockholders. The structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the Board’s work. Mr. James R. Jundt currently serves as the Chairman of the Board.

Risk Oversight

The Board is actively involved in oversight of risks that could affect our company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company.

Director Independence

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that as of the date hereof, the following directors are independent directors, as “independence” is defined by NASDAQ, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director: Leonard M. Newman, Anthony L. Winczewski, Richard J. Hauser, Steven W. Schussler, and James R. Jundt.

We regularly schedule executive sessions at which independent directors meet without the presence or participation of management.

Information Regarding Board Committees

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established an Audit Committee, Compensation Committee, and Nominating Committee, each consisting entirely of independent directors.

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted a Code of Business Conduct and Ethics and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.konagrill.com, the charters of our Audit, Compensation, and Nominating Committees; our Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

Communications With Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Kona Grill, Inc. c/o any specified individual director or directors to our corporate office. Any such letters are sent to the indicated directors.

Audit Committee

The purpose of the Audit Committee is to oversee the financial and reporting processes and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Hauser, Newman, and Winczewski, each of whom is an independent director of our company under the NASDAQ rules as well as under the SEC rules and NASDAQ listing standards relating to the independence of audit committees. The Board of Directors has determined that Mr. Newman (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Newman serves as the Chairman of the Audit Committee.

Nominating Committee

The Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate. The Nominating Committee is responsible for making recommendations to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominating Committee currently consists of Messrs. Hauser and Winczewski, with Mr. Winczewski serving as Chairman.

The Board of Directors periodically reviews the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the company. The Nominating Committee has adopted a policy regarding the director selection process that requires the committee to assess the skill areas currently represented on the Board against the target skill areas, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its function. The Nominating Committee then establishes the specific target skill areas or experiences that are to be the focus of a director search, if necessary.

The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner, to the attention of our company’s secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate. Specific qualities or experiences could include matters such as experience in the restaurant industry, financial or technical expertise, strength of character, mature judgment, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominating Committee are independent, as that term is defined by NASDAQ.

Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee charter also grants the committee the authority to: review and approve the goals and objectives relevant to executive officer compensation, including annual performance objectives; review and make recommendations to the Board with respect to the establishment of any new incentive compensation and equity-based plans; review and recommend new executive compensation programs; review disclosures to be filed with the SEC and distributed to our stockholders regarding executive compensation and recommend to the Board the filing of such disclosures; assist the Board with its functions relating to our compensation and benefits programs generally; and other administrative matters with regard to our compensation programs and policies. The committee may delegate any of its responsibilities to a subcommittee, except where such delegation is not allowed by legal or regulatory requirements. The Compensation Committee currently consists of Messrs. Hauser, Newman and Winczewski, each of whom is an independent director of our company under the NASDAQ rules as well as under the SEC rules and NASDAQ listing standards relating to the independence of compensation committees. Mr. Hauser serves as Chairman of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

There are no relationships between the members of our Compensation Committee and our executive officers of the type contemplated in the SEC’s rules requiring disclosure of “compensation committee interlocks.” None of the members of the committee are employees of our company and none have ever been an officer of our company.

Board and Committee Meetings

Our Board of Directors held a total of six meetings during the year ended December 31, 2014. During the year ended December 31, 2014, the Audit Committee held five meetings and the Compensation Committee held three meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all committees of our Board of Directors on which he was a member. We encourage each of our directors to attend our annual meeting of stockholders. Accordingly, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as the annual meeting of stockholders. All of our seven directors attended our 2014 annual meeting of stockholders.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties as a director, including committee assignments.

Cash Compensation Paid to Board Members

During 2014, we paid each non-employee director of our company an annual cash retainer of $22,000 and the Chairman of the Audit Committee received an additional cash retainer of $5,000. Members of the Audit and Compensation Committees each receive an annual cash retainer of $3,000 for each committee on which they serve during the year. In addition, non-employee directors receive $2,000 for each market that they visit in conjunction with the review of real estate locations for new unit growth. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director. Non-employee directors may also receive additional fees for services rendered in addition to normal duties.

Stock-Based Compensation

Non-employee directors also are eligible to receive grants of stock options or awards pursuant to the discretion of the Compensation Committee or the entire Board of Directors. Upon joining the Board of Directors, each new non-employee director is granted an option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date of such member’s appointment to the Board of Directors. Such option awards vest immediately. Each subsequent year, non-employee directors receive an annual stock option grant to purchase 11,000 shares of our common stock, except the Chairman of the Board who receives an annual stock option grant of 16,000 shares, that vests 25% each quarter over a period of one year, while new non-employee directors receive a pro-rata portion of the annual stock option grant in their first full year of service.

2015 Director Compensation

For 2015, in recognition of the increased efforts required of our board members resulting from our growth strategy, the Board of Directors approved an increase in the annual cash retainer to $30,000, an increase in the annual cash retainer for the Chairman of the Audit Committee to $10,000 and an annual cash retainer for the Chairman of the Compensation Committee of $5,000. In addition, the annual stock option grant for the Board of Directors was increased by 1,000 shares to 12,000 shares, and the Chairman of the Board received 17,000 shares.

The following table summarizes information regarding compensation for non-employee directors during 2014.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	Total ($)
Richard J. Hauser	48,000	43,661	91,661
James R. Jundt	22,000	63,507	85,507
Marcus E. Jundt	32,000	43,661	75,661
Leonard M. Newman	30,000	43,661	73,661
Steven W. Schussler	22,000	43,661	65,661
Anthony L. Winczewski	28,000	43,661	71,661

(1)

Directors who are also our employees receive no additional compensation for serving on the Board of Directors. The compensation of Berke Bakay, President and Chief Executive Officer, is reflected in the Summary Compensation Table.

(2)

The amounts reflect the grant date fair value of awards issued pursuant to the 2012 Stock Award Plan during 2014 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. As of December 31, 2014, each director had the following number of options vested and outstanding: Richard J. Hauser (36,750); James R. Jundt (9,875); Marcus E. Jundt (None); Leonard M. Newman (19,250); Steven W. Schussler (None) and Anthony L. Winczewski (19,250).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock on February 28, 2015, except as indicated, by (1) each director and each named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Class (2)
Directors and Executive Officers:
Berke Bakay (3)	1,354,071	12.0%
Christi Hing (4)	73,294	*
Richard J. Hauser (5)	629,802	5.6%
James R. Jundt (6)	710,486	6.3%
Marcus E. Jundt (7)	2,750	*
Anthony L. Winczewski (8)	22,000	*
Steven W. Schussler (7)	2,750	*
Leonard M. Newman (9)	11,000	*
All directors and executive officers as a group (8 persons)	2,806,153	24.5%

5% Stockholders:
BBS Capital Fund, LP (3)	1,230,000	11.0%
Wellington Management Group LLP and Wellington Trust Company, NA (10)	1,032,085	9.2%
RBC Global Asset Management (U.S.) Inc. (11)	995,123	8.9%
Next Century Growth Investors, LLC (12)	631,279	5.6%

*	Less than 1%

(1)

Except as otherwise indicated, each person named in the table has sole voting and dispositive power with respect to all common stock beneficially owned, subject to applicable community property laws. Except as otherwise indicated, each person may be reached as follows: c/o Kona Grill, Inc., 7150 East Camelback Road, Suite 333, Scottsdale, Arizona 85251.

(2)

The percentages shown are calculated based upon 11,231,138 shares of common stock outstanding on February 28, 2015. In accordance with SEC rules, percent of class as of February 28, 2015 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares subject to securities exercisable by that person or group within 60 days.

(3)

The number of shares of common stock beneficially owned by Mr. Bakay includes common stock beneficially owned by the following: (i) BBS Capital Fund, LP, (ii) BBS Capital Management, LP, (iii) BBS Capital, LLC, and (iv) Berke Bakay, which together are referred to as the “BBS Management Group.” The BBS Management Group has sole voting and dispositive power over all such shares of common stock. The address of BBS Management Group is 5524 E. Estrid Avenue, Scottsdale, AZ 85254. Also included in Mr. Bakay’s beneficial ownership amount are (a) 59,071 shares of common stock held by the Bakay Family Trust of which Mr. Bakay and his spouse are the trustees and (b) 65,000 shares of common stock issuable upon exercise of vested stock options held by Mr. Bakay.

(4)	Includes 51,250 shares of common stock issuable upon exercise of vested stock options.

(5)

The number of shares of common stock beneficially owned by Mr. Hauser includes (a) 393,407 shares of common stock held by his spouse; (b) 100,000 shares of common stock beneficially owned by Kona MN, LLC, of which Mr. Hauser and his spouse are control persons; (c) 11,500 shares held by a trust for the benefit of Mr. Hauser’s children; and (d) 39,500 shares of common stock issuable upon exercise of vested stock options. Of the shares he holds directly, 85,395 shares have been pledged to his spouse as security for a promissory note as well as 100,000 shares beneficially owned by Kona MN, LLC have been pledged as security for a loan.

(6)

The number of shares of common stock beneficially owned by Mr. James Jundt includes 13,875 shares of common stock issuable upon exercise of vested stock options. The remaining 696,611 shares held directly by Mr. Jundt have been pledged as security for loans. The shares reported exclude 8,635 shares owned directly by Mr. Jundt’s spouse.

(7)	Represents 2,750 shares of common stock issuable upon exercise of vested stock options.

(8)	Represents 22,000 shares of common stock issuable upon exercise of vested stock options.

(9)	Represents 11,000 shares of common stock issuable upon exercise of vested stock options.

(10)

Based on the statement on Schedule 13G filed with the SEC on February 12, 2015, Wellington Management Group LLP has shared voting power of 693,265 shares of common stock and shared dispositive power over 1,032,085 shares of common stock. Such Schedule 13G indicates that such shares are owned by clients of investment advisors owned by Wellington Management Group LLP, one of which clients is Wellington Trust Company, NA. In its Schedule 13G filed with the SEC on February 12, 2015, Wellington Trust Company, NA indicates that it beneficially owns 576,765 shares (included in the holdings of Wellington Management Group LLP), which represents 5.1% of our outstanding shares, and that it has shared voting and dispositive voting power over all of such shares. The address of Wellington Management Group LLP and Wellington Trust Company, NA is 280 Congress Street, Boston, Massachusetts 02210.

(11)

Based on the statement on Schedule 13G filed with the SEC on February 4, 2015, RBC Global Asset Management (U.S.) Inc. has shared voting power of 618,070 shares of common stock and shared dispositive power over 995,123 shares of common stock. The address of RBC Global Asset Management (U.S.) Inc. is 50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55402.

(12)

Based on the statement on Schedule 13G filed with the SEC on February 13, 2015, Next Century Growth Investors, LLC has shared voting and dispositive power over all such shares of common stock. The address of Next Century Growth Investors, LLC is 5500 Wayzata Blvd., Suite 1275, Minneapolis, Minnesota 55416.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

The objective of our executive compensation program is to attract, retain, and reward executive officers who are critical to our long-term success. The executive compensation program of our company seeks to provide a level of compensation that is competitive with companies of similar size in the restaurant industry. We align executive officer compensation with both company performance and individual performance and provide incentives to motivate executive officers to achieve our financial, operating, and strategic objectives and reward them for achieving these objectives. We compensate our executive officers through a mix of compensation designed to be competitive within our industry and to align management’s incentives with the long-term interests of our stockholders.

The Compensation Committee believes that executive compensation should be closely aligned with the performance of our company on both a short-term and a long-term basis. Our executive compensation is comprised of three principal elements:

●	Annual base salary;

●	Performance-based annual cash incentive bonuses, which depend upon our annual financial performance (based on our achievement of goals for Adjusted EBITDA, as described herein); and

●	Long-term incentive compensation in the form of stock options or other equity-based awards which are designed to align executive officers’ interests with the long-term interests of our stockholders.

Financial Results in 2014 and Relationship to Executive Compensation

During 2014, we focused on the execution of our restaurant growth strategy with key initiatives designed to build long-term shareholder value through the successful opening of five new restaurants during the year, which achieved our 20% unit growth strategy, and through driving customer traffic growth for four consecutive years. We generated restaurant sales of $119.1 million in 2014, an increase of 21.2%, from $98.3 million in 2013. While many restaurant operators within our industry segment continued to report negative same-store sales and overall guest traffic declines for 2014, our same-store sales increased 3.8% year over year, outpacing the casual dining industry.

Adjusted EBITDA in 2014 was $11.5 million compared to $10.8 million during 2013. The growth in adjusted EBITDA is attributed to strong profits generated by our new and existing restaurants. Net income was $0.7 million or $0.07 per share in 2014 compared to $2.7 million or $0.31 per share in 2013. The change was attributable to pre-opening expenses for five restaurants opened in 2014 compared to pre-opening expenses for two restaurants in 2013. Our 2014 income was also impacted by human capital investments to support our growth objectives and higher regulatory costs associated with our change to an accelerated filer status. We plan to open seven additional restaurants in 2015 and continue to plan for additional growth, including initial start-up costs for our international development strategy which will continue to impact our income in 2015.

Our adjusted EBITDA in 2014 was lower than our target level, and as a result, our executives each received a bonus at 83% of target. Both of our executive officers also received annual stock option grants in 2014.

Determining Executive Compensation

Our compensation setting process consists of establishing targeted overall compensation for each executive officer and then allocating that compensation among base salary and annual and long-term incentive compensation. We design annual cash incentive compensation to reward company-wide performance through tying awards primarily to specific operational metrics and financial performance. The Compensation Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.

The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of our executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The chief executive officer provides recommendations on compensation to the committee based on each executive officer’s annual review. The committee reviews base salary levels for executive officers of our company at the beginning of each year and recommends actual bonuses at the end of each year based upon company performance.

The committee reviews comparative data to assess competitiveness from a variety of resources. For fiscal 2014, the committee engaged Grant Thornton LLP (“Grant Thornton”), which has significant expertise in compensation analysis and evaluation, as its independent consultant to help evaluate executive and board compensation benchmarking and peer group analysis for our fiscal 2015 compensation (the “Compensation Analysis”). Grant Thornton primarily utilized a related industry peer group consisting of publicly traded companies of like size and complexity in related industries as the basis for their study. In addition, Grant Thornton also considered a restaurant only peer group comprised of publicly traded companies in the restaurant industry with similar complexity to us, but slightly larger in size in order to ascertain broader trends in the restaurant industry and to use as a reference as we grow our company.

The related industry peer group and restaurant peer group selected by Grant Thornton in their benchmarking survey were as follows:

Related Industry Peer Group

Ambassadors Group Inc.	Ark Restaurants Corporation
Chuy’s Holdings Inc.	Diversified Restaurant Holdings
Dover Downs Gaming & Entertainment	Dover Motorsports, Inc.
Famous Daves of America, Inc.	Frisch’s Restaurants, Inc.
Jamba, Inc.	Morgans Hotel Group
Nathan’s Famous	Pizza Inn Holdings, Inc.
Premier Exhibitions, Inc.	Red Lion Hotels Corporation

Restaurant Peer Group

Ark Restaurants Corporation	Biglari Holdings, Inc.
BJ’s Restaurants, Inc.	Bravo Brio Restaurant Group, Inc.
Chuy’s Holdings Inc.	Del Frisco’s Restaurant Group, Inc.
Diversified Restaurant Holdings	Famous Daves of America, Inc.
Frisch’s Restaurants, Inc.	Ignite Restaurant Group, Inc.
Jamba, Inc.	Luby’s Inc.
Nathan’s Famous	Popeye’s Louisiana Kitchen, Inc.
Ruth’s Hospitality Group, Inc.

As such, a significant portion of total compensation is allocated to incentives. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee considered recommendations from Grant Thornton in determining the appropriate level and mix of incentive compensation for each executive.

Elements of Executive Compensation

Base Salary

Base salaries for executive officers are generally reviewed on an annual basis and at the time of promotion or other change in responsibilities. We provide executive officers with a level of base salary that recognizes appropriately each individual officer’s scope of responsibility, role in the organization, experience, and contributions to the success of our company. The Board of Directors reviews and approves salaries recommended by the Compensation Committee. In formulating these recommendations, the committee considers the overall performance of our company, industry compensation data, and conducts an evaluation of individual officer performance. The committee recommends that the Board of Directors make final determinations on any adjustments to the base salary for executive officers. For 2015, based upon the Compensation Analysis, the Compensation Committee recommended to maintain the annual base salary for our chief executive officer at $371,315 and increase the base salary for our chief financial officer by 4.1% to $223,750.

Annual Incentive Bonus

Annual bonuses are intended to provide incentive compensation to the executive officers, who contribute substantially to the success of our company. Based upon the Compensation Analysis findings, the Compensation Committee recommended that the annual incentive bonus for our chief executive officer and chief financial officer be increased by 10% to 60% and 50% of each individual’s respective base salary to be competitive with similar size companies.

The Board of Directors believes that annual restaurant sales, same-store sales growth, cash flow, earnings growth and new restaurant development are key drivers of stockholder return over the long term. Therefore, the compensation committee provides an annual incentive to motivate and reward executives based upon our goal of increasing earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, pre-opening expense and unusual charges, if applicable (“Adjusted EBITDA”). Performance targets are established early each year based on achieving the Company’s annual budget. No payout is made if our company’s minimum performance targets are not achieved. The incentive bonus is paid strictly based on Adjusted EBITDA compared to the performance target. The Compensation Committee sets the target at levels that are considered difficult to achieve. In the past five years, the incentive bonus has been paid above target level two times and below target level three times. For 2014, the performance targets used to determine incentive bonus payouts and their corresponding factors are listed below:

	Adjusted EBITDA	Factor
Maximum	$12.8 million	1.5
Target	$11.8 million	1.0
Minimum	$10.8 million	0.1

In February 2015, the Board of Directors approved a bonus payout equal to 83% of the targeted bonus amount for each executive officer, as 2014 Adjusted EBITDA was below the target level as detailed below.

	Target	Actual	Factor	Bonus Percentage
Adjusted EBITDA	$11.8 million	$11.5 million	.83	83%

(1)	Bonus percentage represents the percentage of the targeted bonus that the named executive officer is awarded.

The following is a reconciliation of income from operations, as reported in our consolidated statement of comprehensive income, to Adjusted EBITDA for 2014:

Income from operations	$962
Add: Depreciation and amortization	7,220
Stock-based compensation	856
Pre-opening expense	2,481
Adjusted EBITDA	$11,519

Long-Term Equity Compensation

Long-term performance-based compensation of executive officers has traditionally taken the form of stock option awards. We believe that equity ownership for all executive officers and for certain of our key employees are important for retention and to provide additional incentive to maximize long-term total return to stockholders. Stock option award levels are determined based on market data and vary among participants based on their positions within our company. Under our 2012 Stock Award Plan, the Board of Directors or a committee appointed by the Board is specified to act as the plan administrator. The Board has authorized the Compensation Committee to make recommendations to the Board regarding grants of options to executive officers and these recommendations are subject to ratification by the Board of Directors. In general, stock options are granted to our executive officers at the onset of employment, upon promotion, and annually in conjunction with the review of executive officer performance. We do not have any program or plan to time option grants to our executives in coordination with the release of material non-public information.

Based upon the Compensation Analysis, the Compensation Committee recommended that annual option grants be determined based upon a percentage of each executive’s annual base salary. The value of the stock options on the date of grant was set at 90% of base salary for the chief executive officer and 60% of the chief financial officer’s base salary. On February 5, 2015, the Board of Directors granted annual option grants to Mr. Bakay and Ms. Hing to purchase 56,071 shares and 21,644 shares, respectively, of common stock. Stock options are granted at the closing market price of our common stock on the date of grant. The value of each grant was based upon the Black-Scholes value of the option on the grant date. Accordingly, a stock option becomes valuable only if the market price of our common stock increases above the option exercise price and the holder remains employed during the period of time that the option vests. These grants vest 25% on each anniversary grant date and expire five years from the date of grant.

Benefits

Executive officers are eligible to participate in various employee benefit programs that are generally available to all full-time salaried employees of the company. These benefit programs include medical, dental, life, and long-term disability insurance benefits. We also sponsor a tax-qualified 401(k) retirement savings plan pursuant to which eligible employees are able to contribute the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service. We match 100% of the first 3% of salary contributed and 50% of the next 2% of salary contributed, subject to Internal Revenue Code guidelines on highly compensated employees. All contributions to the 401(k) plan as well as any matching contributions are fully vested upon contribution. In addition, we sponsor an employee stock purchase plan pursuant to which eligible employees are able to purchase common stock at a 5% discount of the fair market value of common stock on the last day of the applicable offering period. Eligible employees may purchase up to 15% of eligible earnings during each of the offering periods, subject to a maximum of $25,000 annually.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee considers the deductibility of compensation arrangements as one factor in executive compensation decisions for the named executives. However, deductibility is not the sole factor used to determine appropriate levels or types of compensation. The provisions of our stock options are intended to permit tax deductibility of compensation income of the named executives received under those awards. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that we may enter into compensation arrangements in the future under which compensation paid to a named executive in excess of $1 million is not deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted, Richard J. Hauser, Chair Anthony L. Winczewski Leonard M. Newman

Summary of Cash and Other Compensation

The table below summarizes the total compensation paid to each of our executive officers for the three years ended December 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Compensation ($)	All Other Compensation ($) (2)	Total ($)
Berke Bakay	2014	368,166	125,308	153,724	14,300	661,498
President and Chief Executive Officer (3)	2013	357,471	75,994	165,830	12,519	611,814
	2012	309,615	609,785	222,979	3,500	1,145,879

Christi Hing	2014	207,880	104,423	71,208	11,819	395,330
Chief Financial Officer and Secretary (4)	2013	188,949	63,328	70,122	11,189	333,588
	2012	176,000	58,509	93,825	11,240	339,574

(l)

The amounts reflect the grant date fair value of awards issued for the respective year pursuant to the 2012 Stock Award Plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (See Note 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC). Details regarding 2014 stock option awards can be found in the table “Grants of Plan-Based Awards.” Details regarding 2012-2014 stock option awards that are still outstanding can be found in the table “Outstanding Equity Awards at December 31, 2014.”

(2)

Executive officers also receive employee benefits that are provided to all salaried employees of our company and primarily consisted of 401(k) matching contributions, health insurance premiums, and contributions to a health care savings account.

(3)

Mr. Bakay was appointed as President and Chief Executive Officer effective January 30, 2012. His annual salary during 2014, 2013 and 2012 was $371,315, $360,500 and $350,000, respectively. The amount shown for 2012 under “Salary” and “Non-Equity Incentive Compensation” reflects the pro-rated amount of his 2012 salary as Chief Executive Officer.

(4)

Ms. Hing was appointed as Chief Financial Officer and Secretary effective February 28, 2012 and previously served as Vice President and Controller. Her annual salary during 2014, 2013 and 2012 was $215,000, $190,550 and $185,000, respectively. The amounts reported in “Salary” and “Non-Equity Incentive Compensation” reflect the amounts paid to Ms. Hing, including service prior to her appointment as Chief Financial Officer. We have not entered into an employment agreement with Ms. Hing.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to stock options granted during the year ended December 31, 2014 to any of the individuals listed on the Summary Compensation Table above.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards ($)
Berke Bakay	02/06/2014	30,000	16.12	125,308
Christi Hing	02/06/2014	25,000	16.12	104,423

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table includes certain information with respect to all options previously awarded to the executive officers named above that were outstanding as of December 31, 2014.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise	Option
Name	Exercisable	Unexercisable		Price ($)	Expiration Date
Berke Bakay (1)	—	100,000	(a)	6.98	01/29/2017
	—	22,500	(b)	8.71	02/06/2018
	—	30,000	(b)	16.12	02/05/2019

Christi Hing (2)	10,000	—		3.39	01/28/2015
	7,500	2,500	(a)	4.99	01/23/2016
	3,750	1,250	(b)	5.78	10/26/2016
	12,500	12,500	(c)	5.37	02/27/2017
	6,250	18,750	(d)	8.71	02/06/2018
	—	25,000	(e)	16.12	02/05/2019

(1)

Mr. Bakay’s unexercisable options as of December 31, 2014 include (a) 50,000 options that vested on January 30, 2015 and 50,000 options that will vest on January 30, 2016; (b) 7,500 options that vested on February 7, 2015 and two tranches of 7,500 that will vest on February 7, 2016 and 2017, respectively; and (c) 7,500 options that vested on February 6, 2015 and three tranches of 7,500 options that will vest on February 6, 2016, 2017 and 2018, respectively.

(2)

Ms. Hing’s unexercisable options as of December 31, 2014 include (a) 2,500 options that vested on January 24, 2015; (b) 1,250 options that will vest on October 27, 2015; (c) 6,250 options that vested on February 28, 2015 and 6,250 options that will vest on February 28, 2016; (d) 6,250 options that vested on February 7, 2015 and two tranches of 6,250 options that will vest on February 7, 2016 and 2017, respectively; and (e) 6,250 options that vested on February 6, 2015 and three tranches of 6,250 options that will vest on February 6, 2016, 2017 and 2018, respectively.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to stock options exercised and stock awards vested during the year ended December 31, 2014 to any of the individuals listed on the Summary Compensation Table above.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Berke Bakay	116,250	$2,034,963	—	—

Christi Hing	—	—	—	—

Employment Agreements

We have historically entered into employment agreements with certain executives. The Board believes that terms of our executive employment agreement are in line with market standards, and the agreement can be an important means to allow management to continue to focus on running the business of the company in the event of a pending or actual change of control event or otherwise. More detailed information concerning severance payments appears herein under the caption “Potential Payments Upon Termination or Change in Control.”

On February 5, 2015, we entered into a new employment agreement with Berke Bakay, as President and Chief Executive Officer of the Company, a position he has held since January 30, 2012. Mr. Bakay’s previous employment agreement with us expired by its terms after three years on January 30, 2015. The terms of Mr. Bakay’s Employment Agreement include the following:

Term: Unless earlier terminated as provided therein, the term of the Employment Agreement is three years.

Annualized Base Salary: The annualized base salary is $371,315 which may be increased annually by the Board in its sole discretion.

Bonus Incentives: Mr. Bakay will also be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by the Company and any additional bonuses as determined by the Board in its sole discretion.

Long-Term Incentive Grants of Stock Options: Pursuant to a plan determined annually by the Board and issued pursuant to a stock option agreement, Mr. Bakay will be granted long-term incentive grants of stock options, which vest 25% each year over a four-year period beginning on the first anniversary date of the date of grant.

The stock option agreement provides for a “cashless exercise” provision. Vested stock options may be exercised by Mr. Bakay during the term of the Employment Agreement and for three months thereafter except as provided therein for situations relating to termination for cause (option terminates), death or disability (vested portion continues to be exercisable for 12 months).

Mr. Bakay’s stock options also accelerate in the event of a termination without cause or with “Good Reason” as described below.  Finally, in the event of a “Change in Control” event (as defined below), all of Mr. Bakay’s unvested stock options will immediately vest and be immediately exercisable. A “Change in Control” includes (a) merger or sale of substantially all of the assets of the Company and (b) certain transactions where a person or group of persons become the owners of 30% or more of the total combined voting power of the Company’s securities.

Severance Eligibility:  If the Company terminates Mr. Bakay’s employment without cause or if Mr. Bakay terminates his employment for “Good Reason” he shall be entitled to  (a) any base salary earned but unpaid as of the date of termination and any other payments pursuant to other benefit plans, including without limitation medical  and dental benefits and unused vacation; (b) six months of base salary and a pro-rata portion of any incentive bonus payable for that year (subject to certain conditions such as entering into a general release with the Company); and (c) unvested stock options scheduled to vest over a 12 month period following termination shall be vested and remain exercisable except if any such termination occurs during the first 12 month period of the Employment Agreement, unvested stock options scheduled to vest over a 24 month period following termination shall be vested and remain exercisable.

 “Good Reason”  includes (a) any material reduction in the amount or type of compensation paid to Mr. Bakay or material reduction in benefits inconsistent with benefit reductions taken by other members of the Company’s senior management; (b) the Board of Directors requesting Mr. Bakay to engage in actions that would constitute illegal or unethical acts; (c) the Board of Directors requiring Mr. Bakay to be based in any office or location other than facilities within 50 miles of Phoenix, Arizona; or (d) any material breach of any contract entered into between Mr. Bakay and the Company or an affiliate of the Company, including the Employment Agreement, which is not remedied by the Company within 30 days after receipt of notice of such breach.

Potential Payments Upon Termination or Change of Control

The following table describes the potential payments for the named executive officers as of December 31, 2014, based on the applicable triggering event:

	Termination Without Cause or With Good Reason			Termination Upon a Change in Control
	Cash	Acceleration of		Cash	Acceleration of
	Payment	Vesting of Equity	Benefits	Payment	Vesting of Equity	Benefits
Name	($)(1)	Awards ($)(2)	($)(3)	($)(1)	Awards ($)(2)	($)(3)
Berke Bakay	371,315	965,625	1,800	371,315	2,143,650	1,800

Christi Hing	—	—	—	—	—	—

(1)	Assumes a termination date for Mr. Bakay as of December 31, 2014.

(2)	The calculation for Mr. Bakay is based upon a termination date of December 31, 2014 and the closing market price of our common stock on that date.

(3)	Reflects the continuation of health benefits following employment for the period specified in the respective agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our stock option plans and shares purchased under our Employee Stock Purchase Plan as of December 31, 2014.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) )
Equity Compensation Plans Approved by Stockholders	740,250	$10.66	699,637

Equity Compensation Plans Not Approved by Stockholders	–—	–—	–—

Total	740,250	$10.66	699,637

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the year ended December 31, 2014, and written representations that no other reports were required, we believe that each person who, at any time during such year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such year, except for Mr. James Jundt, who filed one late Form 4 relating to the exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We recognize that transactions between us and any of our directors or executives can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our company and stockholders. Therefore, as a general matter and in accordance with our Code of Business Conduct and Ethics, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of our company. Therefore, our Board of Directors reviews and, if appropriate, approves or ratifies any such transactions. Pursuant to the policy, the Board of Directors, or a designated committee, will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executives had, has, or will have a direct or indirect material interest. After its review, the Board of Directors or designated committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders, as determined in good faith.

During 2014, we did not enter into any transaction or series of similar transactions to which we were, or are to be, a party in which the amount involved exceeds $120,000, and in which any director, executive officer, or holder of more than 5% of any class of voting securities of our company and members of such person’s family had, or will have, a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee report by reference herein.

As more fully described in its charter, the purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, as well as rules of the SEC and other applicable regulations.

With respect to independence, the Audit Committee has received the written disclosures from the independent auditors required under Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence) and has discussed with the independent auditors the independent auditors’ independence.

In addition, the committee discussed with the independent auditor the overall scope and plans for its audit. The committee met with the independent auditor, with and without management present, to discuss the results of the audit, its evaluations of our company and the overall quality of the financial reporting.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The report has been furnished by the Audit Committee of the Board of Directors.

Leonard M. Newman Richard J. Hauser Anthony L. Winczewski

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the approval in advance of any significant audit or non-audit engagement or relationship with the independent auditor, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. All of the services provided by Ernst & Young LLP described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

PROPOSAL 2

TO APPROVE THE AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION

Our Board of Directors has approved a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 30,000,000. Our Board of Directors recommends a vote “for” the proposed amendment to our certificate of incorporation. The full text of the proposed amendment to our certificate of incorporation is attached as Appendix A to this proxy statement. If approved by our stockholders, the proposed amendment will become effective upon the filing of the articles of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware Division of Corporations, which will occur as soon as reasonably practicable.

Reasons for and Potential Effects of the Proposed Amendment

The Company has grown significantly over the past several years. In June 2014, consistent with our growth strategy, we completed a public offering in which the Company issued 2,345,000 shares of common stock. In anticipation of further growth, we believe that amending our certificate of incorporation to increase the number of authorized shares is consistent with the Board’s strategic vision for the Company to be one of the premier polished casual restaurant brands. As of December 31, 2014, 15,000,000 shares of common stock are authorized for issuance of which 11,209,138 shares are outstanding and 1,439,887 are reserved for issuance under equity compensation plans resulting in only 2,350,975 shares or 16% of the total authorized shares being available for issuance.

By increasing the number of shares authorized, this will enable the Company to have sufficient shares available for strategic acquisition opportunities, future equity offerings, the continued issuance of equity awards under its stock award plans to recruit and retain key employees, and for other proper corporate purposes. From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock, although the Company presently has no obligations to issue additional capital stock other than the issuance of Common Stock pursuant to the exercise of outstanding options.

The increased authorized capital stock will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders, except as required under applicable law or under the rules of the Nasdaq Stock Market. The number of shares to be issued in any particular transaction and the price and other terms on which such shares will be issued will be determined solely by the Board of Directors. Under our certificate of incorporation, our stockholders do not have preemptive rights with respect to our common stock. Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

The proposed amendment to our certificate of incorporation is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company, and our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover. Further, the increased authorized capital stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.

Approval by Stockholders of the Proposed Amendment

Approval of the proposed amendment to our certificate of incorporation will require the affirmative vote of the holders of a majority of the total number of the issued and outstanding shares of our common stock. Upon approval by our stockholders, the proposed amendment will become effective upon filing of articles of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable following the meeting. In the event that the proposed amendment is not approved by our stockholders at the meeting, our current certificate of incorporation will remain in effect.

PROPOSAL 3

TO APPROVE THE AMENDMENT OF OUR

2012 STOCK AWARD PLAN

Our Board of Directors has approved an amendment to the Kona Grill, Inc. 2012 Stock Award Plan, subject to approval by our stockholders, to increase the maximum number of shares of our common stock available for issuance in connection with awards under the 2012 Plan by 1,500,000 shares. Our Board of Directors recommends a vote “for” the amendment to the 2012 Plan. The full text of the amended and restated 2012 Plan is attached as Appendix B to this proxy statement. The amendment will be effective upon approval by our stockholders of the amendment to the 2012 Plan.

The 2012 Plan is intended to attract, retain, and motivate key personnel. The 2012 Plan provides such individuals with an opportunity to acquire a proprietary interest in our company and thereby align their interests with the interests of our other stockholders and give them an additional incentive to use their best efforts for the long-term success of our company.

The original number of shares of our common stock subject to awards under the 2012 Plan was equal to 750,000 shares plus (i) 50,096 shares that were available for grant as of May 3, 2012 in the share reserve of the Kona Grill, Inc. 2005 Stock Plan (the “2005 Plan”); (ii) with respect to awards granted under the 2012 Plan or the 2005 Plan, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iii) with respect to awards granted under the 2012 Plan or the 2005 Plan, the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements. As of December 31, 2014, there were (i) 740,250 shares reserved for issuance under outstanding awards, (ii) 1,093,896 shares that had been issued upon exercise of options granted under the 2012 Plan, and (iii) 365,854 shares that remained available for grant. The number of shares that remain available for grant under the 2012 Plan may increase as described above if awards previously granted under the 2012 Plan or the 2005 Plan terminate without the issuance of the shares or the shares are forfeited or repurchased, or if shares are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award, or shares are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the existing plans.

Reasons for and Effect of the Proposed Amendment

The Board of Directors believes that the approval of the proposed amendment to the 2012 Plan is necessary to achieve the purposes of the 2012 Plan and to promote the welfare of our company and our stockholders. The remaining reserve of 365,854 shares is not adequate for these purposes. During May 2012, the original share limitation (based on 750,000 shares plus additional “rollover” shares from the 2005 Plan) was established under the 2012 Plan. At that time, we had approximately 8.8 million total outstanding shares, 23 restaurants, restaurant sales for the year ended December 31, 2011 of $93.7 million and approximately 1,900 employees. As of the record date, we had 30 restaurants with seven restaurants scheduled to open during 2015, restaurant sales during 2014 of $119.1 million, and more than 2,800 employees. Looking toward the future, the current share limitation is not adequate for future grants to attract, retain, and motivate key personnel, and hence the need for an amendment to increase the limitation on the shares issuable under the 2012 Plan. The Board of Directors believes that the proposed amendment to the 2012 Plan will assist our company in attracting and retaining directors, officers, and key employees, and motivating such persons to exert their best efforts on behalf of our company. In addition, we expect that the proposed amendment will further strengthen the identity of interests of the directors, officers, and key employees with that of the stockholders.

Terms of the 2012 Stock Award Plan

The following is a summary of the material terms of the 2012 Plan and is qualified in its entirety by reference to the 2012 Plan. The full text of the 2012 Plan, as amended, is attached as Appendix B to this proxy statement.

Background and Purpose

The terms of the 2012 Plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property.

The purpose of the 2012 Plan is to assist us in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

General Terms of the 2012 Plan; Shares Available for Issuance

The 2012 Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to our company. Upon the adoption of the amendment to the 2012 Plan by the stockholders, the total number of shares of our common stock that may be subject to awards under the 2012 Plan will be equal to 2,250,000 shares plus (i) any shares available for grant in the share reserve of the 2005 Plan as of the date the 2012 Plan was originally approved by the stockholders; (ii) with respect to awards granted under the 2012 Plan or the 2005 Plan, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iii) with respect to awards granted under the 2012 Plan or the 2005 Plan, the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements. If any change is made in the stock subject to the 2005 Plan, or subject to any award granted under the 2005 Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2012 Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, the exercise price grant price, or purchase price relating to any award, and any other aspect of any award that the Board of Directors or Compensation Committee determines appropriate.

Notwithstanding the adoption of the 2012 Plan, the 2005 Plan will remain in effect and all grants and awards made under the 2005 Plan will be governed by the 2005 Plan though no further awards will be granted under the 2005 Plan.

The 2012 Plan provides that it is not intended to be the exclusive means by which we may issue options to acquire our common stock or any other type of award. To the extent permitted by applicable law and the rules and regulations of the NASDAQ Global Market, we may issue other options, warrants, or awards other than pursuant to the 2012 Plan without stockholder approval.

Limitations on Awards

In the event that a dividend or other distribution (whether in cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the plan administrator is authorized to substitute, exchange, or adjust any or all of (1) the number and kind of shares that may be delivered under the plan, (2) the per person limitations described in the preceding paragraph, and (3) all outstanding awards, including adjustments to exercise prices of options and other affected terms of awards. During any one fiscal year, no person may receive options and stock appreciation rights under the 2012 Plan that exceed, in the aggregate, 300,000 shares. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility

The persons eligible to receive awards under the plan consist of directors, officers, employees, and independent contractors of our company and those of our affiliates. However, incentive stock options may be granted under the plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the plan.

Administration

Our Board of Directors is responsible for the administration of the plan and has delegated certain administrative responsibilities of the plan to the Compensation Committee. The Board of Directors administers the plan with respect to our senior officers. Together, our Board of Directors and the Compensation Committee are referred to as the plan administrator. The Compensation Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, “outside directors” for purposes of Section 162(m), and independent as defined by NASDAQ or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.

Stock Options and Stock Appreciation Rights

The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of a stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO and the per share grant price of a stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date and the per share exercise price of an ISO must not be less than 100% of the fair market value of a share of our common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights on or following termination of employment or service, except that no stock option or stock appreciation right may have a term exceeding 10 years. Stock options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the plan administrator otherwise determines will not cause us a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price, as the plan administrator may determine from time to time. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights. Stock appreciation rights under the plan may include “limited stock appreciation rights” exercisable for a stated period of time after we experience a change in control or upon the occurrence of some other event specified by the plan administrator, as discussed below.

Restricted and Deferred Stock

The plan administrator is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. The 2012 Plan contains provisions intended to cause any deferred awards to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and its attendant regulations.

Dividend Equivalents

The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by the plan administrator.

Bonus Stock and Awards in Lieu of Cash Obligations

The plan administrator is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for us or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

Federal Income Tax Consequences of Awards

The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules, and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of Section 401 (a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options. Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options. The plan provides for the grant of stock options that qualify as “incentive stock options,” which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition will be included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights. We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options, which we refer to as tandem stock appreciation rights, under the plan.

With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the stand-alone stock appreciation rights, if the recipient elects to exercise the underlying option, the recipient will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above).

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.

Section 162 Limitations; Performance Criteria to be Approved by Stockholders. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our Chief Executive Officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162 (m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

One or more of the following business criteria are used to establish performance awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m): earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the plan administrator, in its sole discretion, deems appropriate, or the committee may select criteria based on our company’s share price as compared to various stock market indices. The plan administrator, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

The regulations under Section 162(m) require that the directors who serve as members of the committee must be “outside directors.” The plan provides that directors serving on the committee must be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) our current employees or those of one of our affiliates, (ii) our former employees or those of one of our affiliates who receive compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited the financial statements of our company for the years ended December 31, 2013 and 2014. Our Audit Committee has appointed Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2015 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. The Board of Directors anticipates that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP for the years ended December 31, 2013 and 2014.

	2013	2014
Audit Fees (1)	$301,921	$650,000
Audit-Related Fees (2)	—	75,000
Tax Fees	—	25,000
All Other Fees (3)	—	—
Total	$301,921	$750,000

(1)

Represents fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, assistance with the review of documents filed with the SEC, and accounting consultations. For 2014, the fee increase is attributed to the first year auditor attestation requirement on our internal controls over financial reporting due to the increase in our market capitalization which resulted in our filing status change to an accelerate filer from a smaller reporting company.

(2)	Represents fees associated with the issuance of comfort letters and consents in conjunction with our June 2014 equity offering.
(3)	Represents fees associated with consulting services associated with the structuring of legal entities.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

OTHER MATTERS

Deadline for Receipt of Stockholder Proposals

Any stockholder that wishes to present any proposal for stockholder action at our annual meeting of stockholders to be held in 2016 must notify us at our principal offices no later than January 1, 2016 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting.

Under our bylaws, stockholders must follow certain procedures to nominate persons for election as a director or to introduce an item of business at an annual meeting of stockholders. These provisions require, among other things, that we receive your proposal at our executive offices no later than January 31, 2016.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during 2016. The Rule provides that if a proponent of a proposal fails to notify the Company of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2016 annual shareholders’ meeting, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company’s proxy statement, by January 28, 2016, the management proxies will be allowed to use their discretionary authority as outlined above.

Householding of Annual Meeting Materials

Certain brokers and other nominee record holders may be participating in the practice of “householding” this proxy statement and other proxy materials. This means that only one copy of this proxy statement and other proxy materials may have been sent to multiple stockholders in a stockholder’s household. The company will promptly deliver additional copies of the proxy statement and other proxy materials to any stockholder who contacts the company’s principal corporate office at 7150 East Camelback Road, Suite 333, Scottsdale, Arizona 85251 or by calling (480) 922-8100, requesting such additional copies. If a stockholder is receiving multiple copies of the proxy statement and other proxy materials at the stockholder’s household and would like to receive in the future only a single copy of the proxy statement and other proxy materials for a stockholder’s household, such stockholders should contact their broker, other nominee record holder, or the company’s investor relations department to request the future mailing of only a single copy of the company’s proxy statement and other proxy materials.

Other

Except as discussed in this proxy statement, the Board of Directors does not know of any matters that are to be properly presented at the meeting other than those stated in the Notice of 2015 Annual Meeting of Stockholders and referred to in this proxy statement. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote thereon in accordance with their best judgment. Moreover, the Board of Directors reserves the right to adjourn or postpone the meeting for failure to obtain a quorum, for legitimate scheduling purposes, or based on other circumstances that, in the Board of Directors’ belief, would cause such adjournments or postponements to be in the best interests of all of the company’s stockholders.

Dated: March 13, 2015

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KONA GRILL, INC.

Kona Grill, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, amending the first paragraph of Article 4 thereof in its entirety to read as follows:

“The Corporation shall have the authority to issue an aggregate of 15,000,000 shares of Common Stock, each with a par value of $.01 per share (the “Common Stock”), and an aggregate of 2,000,000 shares of preferred stock, each with a par value of $.01 per share, undesignated as to terms and preferences (the “Preferred Stock”).”

SECOND: That the aforesaid amendment was approved by the stockholders of the Corporation at a meeting duly held on April 30, 2015.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Kona Grill, Inc. has caused this Certificate of Amendment to be signed by Christi Hing, its Chief Financial Officer and Secretary, as of the day of May, 2015.

KONA GRILL, INC.

By:	Christi Hing Chief Financial Officer and Secretary

APPENDIX B

KONA GRILL, INC.

AMENDED AND RESTATED 2012 STOCK AWARD PLAN

      1. Purpose. The purpose of this 2012 Stock Award Plan (the "Plan") is to assist Kona Grill, Inc., a Delaware corporation (the "Company"), and its Related Entities in attracting, motivating, retaining, and rewarding high-quality Employees, officers, Directors, and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board.

      2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

            (a) "2005 Plan" means the Company's 2005 Stock Plan.

            (b) "Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

            (c) "Award" means any award granted pursuant to the terms of this Plan including, an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

            (d) "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

            (e) "Beneficial Owner," "Beneficially Owning," and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

            (f) "Board" means the Company's Board of Directors.

            (g) "Cause" shall, with respect to any Participant, have the equivalent meaning (or the same meaning as "cause" or "for cause") set forth in any employment agreement between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment agreement with the Company (or a Related Entity), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company's or a Related Entity's policy for employee conduct, if any, (vi) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (vii) use of alcohol, drugs, or other similar substances affecting the Participant's work performance, or (viii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant's Continuous Service was terminated by the Company for "Cause" shall be final and binding for all purposes hereunder.

            (h) "Change in Control" means and shall be deemed to have occurred on the earliest of the following dates:

                  (i) the date on which any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities ("Voting Stock");

                  (ii) the consummation of a merger, consolidation, reorganization, or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company's Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company's capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

                  (iii) there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or

                  (iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

      For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of the Company.

      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

            (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

            (j) "Committee" means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors, or Consultants.

            (k) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

            (l) "Continuous Service" means uninterrupted provision of services to the Company as an Employee, a Director, or a Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, as either an Employee, a Director, or a Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity as either an Employee, a Director, or a Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

            (m) "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                  (i) a sale, lease, exclusive license, or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

                  (ii) a merger, consolidation, reorganization, or similar transaction, whether or not the Company is the surviving corporation.

            (n) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 7(d) of the Plan.

             (o) "Deferred Compensation" means any Award under this Plan that provides for the “deferral of compensation” under a “nonqualified deferred compensation plan” (as those terms are defined under Code Section 409A and the regulations promulgated thereunder) and that would be subject to the taxes specified in Code Section 409A(a)(1) if and to the extent that the Plan and the agreement evidencing the Incentive do not meet or are not operated in compliance with the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations promulgated thereunder. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Code Section 409A and the regulations promulgated thereunder.

            (p) "Director" means a member of the Board or the board of directors of any Related Entity.

            (q) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

            (r) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

            (s) "Effective Date" means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the stockholders of the Company.

            (t) "Eligible Person" means all Employees (including officers), Directors, and Consultants of the Company or of any Related Entity. The foregoing notwithstanding, only employees of the Company, the Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

            (u) "Employee" means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

            (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

            (w) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

            (x) "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Stock as of any given date, after which the Stock is publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

            (y) "Incentive Stock Option" means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

            (z) "Non-Employee Director" means a Director of the Company who is not an Employee.

            (aa) "Option" means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

            (bb) "Other Stock-Based Awards" means Awards granted to a Participant pursuant to Section 6(h) hereof.

            (cc) "Parent" means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50 percent or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

            (dd) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

            (ee) "Performance Award" means a right, granted to an Eligible Person under Section 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

            (ff) "Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 12(d) thereof.

            (gg) "Plan Administrator" means the Board or any Committee delegated by the Board to administer the Plan.

            (hh) "Related Entity" means any Parent, Subsidiary, and any business, corporation, partnership, limited liability company, or other entity in which the Company, a Parent, or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

            (ii) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

            (jj) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

            (kk) "Shares" means the shares of the Company's Common Stock, and the shares of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

            (ll) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for the Company's Common Stock pursuant to Section 10(c) hereof.

            (mm) "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 6(c) hereof.

            (nn) "Stock Unit" means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.

            (oo) "Subsidiary" means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      3. Administration.

            (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

            (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

                  (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii) To amend the Plan or an Award as provided in Section 10(e).

                  (iv) To terminate or suspend the Plan as provided in Section 10(e).

                  (v) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Award under the Plan, if any, (2) the cancellation of any outstanding Award and the grant in substitution therefor of (A) a new Award under the Plan or another equity plan of the Company covering the same or a different number of Shares, (B) cash and/or (C) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles.

                  (vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

            (c) Delegation to Committee.

                  (i) General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more "Outside Directors", in accordance with Section 162(m) of the Code, and/or solely of two or more "Non-Employee Directors", in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of two or more members of the Board the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

            (d) Effect of Board's Decision. All determinations, interpretations, and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding, and conclusive on all persons.

            (e) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally, and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. ("JAMS") in Phoenix, Arizona. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys' fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

            (f) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Plan Administrator, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

      4. Stock Subject to Plan.

            (a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 2,250,000. In addition, as of the date this Plan is first approved by the stockholders, any shares available in the reserve of the 2005 Plan shall be added to the Plan share reserve and be available for issuance under the Plan. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

            (b) Availability of Shares Not Delivered under Awards.

                  (i) If any Shares subject to an Award or subject to an award under the 2005 Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(b)(iv) below.

                  (ii) If any Shares issued pursuant to an Award or an award under the 2005 Plan are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then such forfeited or repurchased Shares shall revert to and again become available for issuance under the Plan, subject to Section 4(b)(iv) below.

                  (iii) In the event that any Option or other Award granted hereunder or under the 2005 Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option, other Award or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the net number of Shares actually issued to the Participant shall be counted as issued for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below.

                  (iv) Notwithstanding anything in this Section 4(b) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

            (c) Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

      5. Eligibility. Awards may be granted under the Plan only to Eligible Persons.

      6. Terms of Awards.

            (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including but not limited to terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

            (b) Options. The Plan Administrator is authorized to grant Options to Participants on the following terms and conditions:

                  (i) Stock Option Agreement. Each grant of an Option shall be evidenced by a Stock Option Agreement. Such Stock Option Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

                  (ii) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide, either explicitly or pursuant to general incorporation of the Plan by reference into such Stock Option Agreement, for the adjustment of such number in accordance with Section 10(c) hereof. The Stock Option Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

                  (iii) Exercise Price.

                        (A) In General. Each Stock Option Agreement shall state the price at which Shares subject to the Option may be purchased (the "Exercise Price"), which shall be, with respect to Incentive Stock Options, not less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Plan Administrator.

                        (B) Ten Percent Stockholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Related Entity, any Incentive Stock Option granted to such Participant must have an Exercise Price per share of at least 110% of the Fair Market Value of a share of Stock on the date of grant.

                  (iv) Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements). The Plan Administrator may also determine the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions. The Board or the Committee may determine the methods by which such exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                  (v) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Rights in tandem therewith) shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has consented in writing to the change that will result in such disqualification. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                        (1) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

                        (2) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then such Participant's Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-statutory Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-statutory Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

                  (vi) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock. Should the Participant's Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares, at either (a) the exercise price paid per share, (b) the fair market value, or (c) the lower of the exercise price paid per share and the fair market value. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

(vii) Limitation on Awards. During any one fiscal year, no Person shall receive Options and Stock Appreciation Rights that exceed, in the aggregate, 300,000 Shares.

            (c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

                  (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.

                  (ii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards.

            (d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                  (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

                  (ii) Forfeiture. Except as otherwise determined by the Plan Administrator at the time of the Award, upon termination of a Participant's Continuous Service during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                  (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                  (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

            (e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

                  (i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership.

                  (ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant's Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Stock Units), the Participant's Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.

                  (iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

            (f) Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.

            (g) Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify.

            (h) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. The Plan Administrator shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Participant's Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at a price determined by the Administrator at the time of grant, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

      7. Performance Awards.

            (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Plan Administrator. The Plan Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Section 7(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award intended to qualify under Code Section 162(m), shall be exercised by the Committee as the Plan Administrator and not the Board.

            (b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(b).

                  (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                  (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified Related Entities or business units of the Company, shall be used exclusively by the Committee in establishing performance goals for such Performance Awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code: earnings per share, operating income or profit, net income, gross or net sales, expenses, expenses as a percentage of net sales, inventory turns, cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), gross profit, margins, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), revenue growth, share price (including, but not limited to, growth measures and total shareholder return), operating efficiency, productivity ratios, market share, economic value added and safety (or any of the above criteria as compared to the performance of a group of comparator companies, or published or special index that the Plan Administrator, in its sole discretion, deems appropriate, or the Committee may select criteria based on the Company’s share price as compared to various stock market indices. The Plan Administrator, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a Covered Employee” within the meaning of Code Section 162(m).

                  (iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                  (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

            (c) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7(b), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards if and to the extent required to comply with Code Section 162(m).

            (d) Status of Performance Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards under this Section 7 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 7(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

      8. Certain Provisions Applicable to Awards or Sales.

            (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

            (b) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

            (c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

(d) No Option Repricing. Other than for capitalization adjustment pursuant to Section 10(c), without approval of the Company’s stockholders, the Plan Administrator shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award or cash, or (C) take any other action with respect to an Option that may be treated as a repricing under the federal securities laws or Generally Accepted Accounting Principles.

      9. Change in Control; Corporate Transaction.

            (a) Change in Control.

                  (i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including upon the occurrence of a Change in Control. In addition, the Plan Administrator may provide in an Award agreement that the performance goals relating to any Performance Award will be deemed to have been met upon the occurrence of any Change in Control.

                  (ii) In addition to the terms of Section 9(a)(i) above, the effect of a "Change in Control," may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant's employment, compensation, or severance with or from the Company or such Related Entity, or (2) in the agreement evidencing the Award.

            (b) Corporate Transactions. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may either (i) assume or continue any or all Awards outstanding under the Plan, or (ii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued, or substituted, then such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction). The Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of all Awards (and, if applicable, the time at which such Awards may be exercised) in full or as to some percentage of the Award to a date prior to the effective time of such Corporate Transaction as the Administrator shall determine (contingent upon the effectiveness of each Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price). The Administrator, in its sole discretion, shall determine whether each Award is assumed, continued, substituted, or terminated.

                  With respect to Restricted Stock and any other Award granted under the Plan that the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor's parent company) in connection with such Corporate Transaction. In addition, the Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

            (c) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

      10. General Provisions.

            (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Plan Administrator, may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery, or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

            (b) Limits on Transferability; Beneficiaries.

                  (i) General. Except as provided in the Award agreement, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

                  (ii) Permitted Transfer of Option. The Plan Administrator, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option, or any other right to purchase Stock other than an Option) as follows: (A) by gift to a member of the Participant's Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), "Immediate Family" shall mean the Participant's spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Committee or Board, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.

             (c) Adjustments.

                  (i) Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

                  (ii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates, and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted under Section 7(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

            (d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

            (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders if such stockholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance, or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

            (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

            (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

            (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

            (i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

            (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

            (k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the stockholders).

            (l) 2005 Plan. Notwithstanding the adoption of this Plan by the Board and its approval by the stockholders, the 2005 Plan shall remain in effect, and all grants and awards made under the 2005 Plan shall be governed by the terms of the 2005 Plan. Upon approval of the Plan by the stockholders of the Company, no further Awards will be granted under the 2005 Plan.

            (m) Code Section 409A Provisions; Deferred Compensation.

                  (i) Except to the extent such acceleration or deferral is permitted or complies with the requirements of Code Section 409A and the regulations promulgated thereunder, neither the Plan Administrator nor a Participant may accelerate or defer the time or schedule of any payment of, or the amount scheduled to be paid under, an Award that constitutes Deferred Compensation; provided, however, that payment shall be permitted if it is in accordance with a fixed date or schedule or on account of “separation from service,” “disability,” death, “change in control” or “ unforeseeable emergency” as those terms are defined under Code Section 409A and the regulations promulgated thereunder.

                  (ii) Notwithstanding anything in the Plan, unless the agreement evidencing the Award specifically provides otherwise, the Company may not make payment to a Specified Employee (as determined under Code Section 409A by the Plan Administrator in good faith) of any Award that constitutes Deferred Compensation, earlier than 6 months following the Participant’s “separation from service” as defined for purposes of Code Section 409A (or if earlier, upon the Specified Employee’s death), except as permitted under Code Section 409A and the regulations promulgated thereunder. Any payments that otherwise would be payable to the Specified Employee during the foregoing 6 month period will be accumulated and payment delayed until the first date after the 6 month period. The Plan Administrator may specify in the Award agreement, that the amount of the Deferred Compensation delayed shall accumulate interest, earnings or Dividend Equivalents (as applicable) during the period of such delay.

                  (iii) The Plan Administrator may, however, reform any provision in an Award intended to comply with (or be exempt from) Code Section 409A to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A and the regulations promulgated thereunder.

KONA GRILL, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of KONA GRILL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 13, 2015, and hereby appoints Berke Bakay and Christi Hing, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of the Company, to be held on Thursday, April 30, 2015, at 9:00 a.m., local time, at the Kona Grill restaurant located at 7014 E. Camelback Road, Scottsdale, Arizona, 85251 and at any adjournment or postponement thereof, and to vote all shares of the Company’s common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the named Class I directors nominated by the Company’s Board of Directors to serve for a three-year term expiring in 2018; (2) FOR the amendment of our certificate of incorporation to increase the number of authorized shares; (3) FOR the amendment of our 2012 Stock Award Plan to increase the number of common stock reserved for issuance under the plan and (4) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2015; and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

☐	Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” each of the following nominees:

1.	Election of Directors:
	FOR	WITHHOLD
James R. Jundt.	☐	☐
Steven W. Schussler	☐	☐

The Board of Directors recommends a vote “FOR” Proposal #2:

2.	Proposal to amend our certificate of incorporation to increase the number of authorized shares from 15,000,000 to 30,000,000

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” Proposal #3:

3.	Proposal to amend our 2012 Stock Award Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,500,000 shares

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” Proposal #4:

4.	Proposal to approve the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015

FOR ☐	AGAINST ☐	ABSTAIN ☐

and upon such matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Stockholder signature